                                  EXHIBIT 99.1

                              DISTRIBUTION REPORT
                                      FOR
                            PPLUS TRUST SERIES FMC-1

                               DISTRIBUTION DATE
                                 JULY 16, 2004
                             CUSIP NUMBER 740434618

(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.45% Notes due 2031 issued by Ford Motor Co.(the "Underlying Securities"):

                  Interest:                $1,650,175.00
                  Principal:                        0.00
                  Premium:                          0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                  Paid by the Trust:               $0.00
                  Paid by the Depositor:       $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

             Class A:

                  Interest:                $1,650,000.00
                  Principal:                       $0.00

                  Unpaid Interest Accrued:         $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                  Principal Amount:         $44,300,000
                  Interest Rate:                  7.45%
                  Rating:
                          Moody's Investor Service            Baa1
                          Standard & Poor's Rating Service    BBB-

(v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date:

                  ($25 Stated Amount)
                  Initial Principal Balance:         $40,000,000
                  Reduction:                                  (0)
                                                     -----------
                  Principal Balance 07/16/04:        $40,000,000